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                                                                     EXHIBIT 5.1



                                PERKINS COIE LLP

             A LAW PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
         1201 THIRD AVENUE, 40TH FLOOR, SEATTLE, WASHINGTON 98101-3099
                TELEPHONE: 206 583-8888 FACSIMILE: 206 583-8500



                                 July 10, 1998


Targeted Genetics Corporation
1100 Olive Way, Suite 100
Seattle, WA  98101


     Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to Targeted Genetics Corporation (the "Company") in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which the Company is filing with the Securities and Exchange Commission with respect to 500,000 shares of Common Stock, $.01 par value per share (the "Shares"), pursuant to the Targeted Genetics Corporation 1992 Restated Stock Option Plan (the "Plan"). We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purpose of this opinion.

     Based upon and subject to the foregoing, we are of the opinion that any original issuance of Shares that may be issued pursuant to the Plan has been duly authorized and that, upon the due execution by the Company and the registration by its registrar of such Shares and the sale thereof by the Company in accordance with the terms of the Plan, and the receipt of consideration therefor in accordance with the terms of the Plan, such Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                              Very truly yours,

                              /s/ Perkins Coie LLP

                              PERKINS COIE LLP